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                                                                 Exhibit 10(RR)

STATE OF SOUTH CAROLINA
                                                   MORTGAGE, SECURITY AGREEMENT
COUNTY OF BARNWELL                                      AND FINANCING STATEMENT



          THIS MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT (the "Mortgage") is made and entered into as of March 20, 1998 , by StarMet CMI Corporation, its successors and assigns (the "Mortgagor"), in favor of PALMETTO FEDERAL SAVINGS BANK OF SOUTH CAROLINA, a federal savings bank, having as an address 107 Chesterfield Street, Aiken, South Carolina 29801, its successors and assigns (the "Mortgagee").

                                     WITNESSETH:

WHEREAS, Mortgagor is indebted to Mortgagee pursuant to a promissory note of even date herewith in the original principal amount of Four Hundred Ninety-five-Thousand and 00/100 DOLLARS ($495,000.00) (together with any and all extensions, renewals, or modifications thereof, the "Note"); and

     WHEREAS, Mortgagor desires to secure its obligations under the Note by granting, the Mortgagee a first mortgage lien on and security interest in the real property, improvements, fixtures, and personal property described below;

     NOW, THEREFORE, the Mortgagor in consideration of the aforesaid debt, and also in consideration of the further sum of Three and No/100 ($3.00) Dollars, to it in hand paid by the Mortgagee, receipt whereof is hereby acknowledged, and for the purpose of securing, the Obligations (as hereinafter defined), has granted, bargained, sold, and released, and by these presents, does grant, bargain, sell and release unto the Mortgagee, its successors and assigns, as security for the Obligations (as defined below), the land described on Exhibit A attached hereto and incorporated by reference (the "Land") including all improvements (the "Improvements") now existing or hereafter placed on the Land;

     TOGETHER, with all rights, privileges, interests, easements, tenements, hereditaments and appurtenances thereto belonging, including without limitation all right, title and interest of Mortgagor in and to water, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located therein, and the rents, issues and profits thereof, and any and all improvements and fixtures now or subsequently attached to or used in connection therewith (collectively, together with the Land, the Improvements, and the Additional Property (as hereafter defined), the "Mortgaged Property").

     TO HAVE AND TO HOLD, all and singular the Mortgaged Property, unto the Mortgagee, its successors and assigns forever.

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          AND the Mortgagor covenants with the Mortgagee that the Mortgagor is indefeasibly seized of a good and marketable fee simple title to said Land and has good and lawful authority to mortgage said Land; that the Mortgagor hereby fully warrants the title to said Land and will defend the same against the lawful claims of all persons whomsoever; and that said Land is free and clear of all encumbrances except those exceptions set forth on Exhibit B attached hereto and incorporated by reference.

          PROVIDED, ALWAYS, that if the Mortgagor shall pay unto the Mortgagee the said Obligations (including any future advances); AND if the Mortgagor shall duly, promptly and fully perform, discharge, execute, effect, complete and comply with and abide by each and every of the stipulations, agreements, conditions and covenants therein and in this Mortgage, then this Mortgage and all assignments contained herein shall cease and be null and void, otherwise to remain in full force and effect.

          THIS MORTGAGE secures (a) the obligations of Mortgagor to Mortgagee under the Note; (b) any and all advances or expenditures made by Mortgagee pursuant to the terms of this Mortgage; (c) attorneys' fees, court costs, and other amounts which may be due under the Note, or this Mortgage; (d) any and all other indebtedness of Mortgagor to Mortgagee, now existing or hereafter arising, of whatever class or nature, whether or not now contemplated by the parties, including future advances pursuant to S.C. Code Ann. Section 29-3-50 (as set forth more fully below); and (e) any and all extensions, renewals, and modifications of any of the foregoing (all of (a) through (e) being hereinafter referred to the as "Obligations"). Extensions, renewals, and modifications of the debt secured hereby, and future advances, may bear interest at a rate or rates higher than the rate borne by the Note.

          THIS MORTGAGE shall secure not only existing indebtedness but all future advances (in accordance with S.C. Code Ann. Section 29-3-50, as amended), readvances, and additional indebtedness hereafter arising or incurred of Mortgagor to Mortgagee, and any notes evidencing the same, whether such advances or indebtedness is obligatory or to be made at the option of the Mortgagee, or otherwise, to the, same extent as if such future advance or indebtedness was made on the date of the execution of this Mortgage, but the indebtedness secured by this Mortgage shall not exceed at any one time the maximum principal amount of Four Hundred Ninety-five Thousand and 00/100 Dollars ($ 495,000.00), plus interest thereon, reasonable attorneys' fees and court costs, and plus advancements for taxes, insurance premiums, and repairs made by Mortgagee. All indebtedness incurred after the date hereof by Mortgagor in favor of Mortgagee shall be deemed to be a future advance and entitled to the protection of this provision. Such future indebtedness may bear interest at a rate or rates greater than the rate set forth in the Note. Interest on the Note will be deferred, accrued, or capitalized, but Mortgagee shall not be required to defer, accrue, or capitalize any interest except as provided in the Note.

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     AS FURTHER SECURITY for the Obligations, Mortgagor hereby grants to
Mortgagee, its successors and assigns, a continuing security interest in the following (the "Additional Property"):

               (a) All machinery, apparatus, equipment, fittings, fixtures, and other personal property (all as defined in the Uniform Commercial Code) actually or constructively attached to the Land or the Improvements and now owned or hereafter acquired by the Mortgagor, including, but without limiting the generality of the foregoing, all heating, air conditioning, freezing, lighting, pipes; pumps; tanks; motors; conduits; plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus, boilers, furnaces, oil burners or units thereof, ducts and compressors, together with all building materials and equipment now or hereafter delivered to the Land or the Improvements and intended to be installed therein;

               (b) All of the water, sanitary and storing sewer systems now or hereafter owned by the Mortgagor which are now or hereafter located by, over, and/or upon the Land or the Improvements or any part and parcel thereof, and which water system includes all water mains, service laterals, hydrants, valves and appurtenances, and which sewer system includes all sanitary sewer lines, including mains, laterals, manholes and appurtenances;

               (c) All exterior lights, light poles, and related fixtures and equipment, including, without limitation all parking lot lighting;

               (d) All paving for streets, roads, walkways or entrance ways now or hereafter owned by the Mortgagor and which are now or hereafter located on the Land or the Improvements or any part or parcel thereof;

               (e) Any and all awards or payments, including interest thereon, and the right to receive the same, as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or
     (c) any other injury to, taking of, or decrease in the value of the Land or the Improvements or personal property;

               (f) All of the Mortgagor's interest in all utility security deposits or bonds on the Land or the Improvements or any part or parcel thereof;

               (g) All licenses (including, but not limited to, any operating "licenses), contracts, management contracts or agreements, franchise agreements, permits, authorities or certificates required or used in connection with the ownership of, or the operation or maintenance of the Improvements;

               (h) All names under or by which the Land or the Improvements may at any time be operated or known, and all rights to carry on business under any such

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     names or any variant thereof, and all trademarks, trade names, patents pending and goodwill;

               (i) All utility service bonds and/or cash deposits, site improvement bonds and/or cash deposits, building permits, sewer connection and/or tap-in permits, water connection and/or tap-in permits, curb-cut permits, utility service agreements, site work agreements with any governmental authority or public utility, and all other permits, approvals and contracts of any kind relating to the Land or Improvements;

               (j) All warranties and guaranties covering any appliances and fixtures now or hereafter located on or placed upon the Land or used in connection with the Improvements including without limitation, air conditioning, heating and other appliances and equipment;

               (k) All surveys, agreements, instruments, contracts, documents of title, choses in action or intangible property or contract rights of any kind now existing or hereafter arising or created or entered into related to the Land or the Improvements or ownership or operation of the Land or Improvements including, but not limited to, the plans and specifications, all construction, architectural and other contracts, purchase orders, permits, approvals, licenses, franchises, trademarks, project logos, building names, surveys, insurance policies, bonds, escrow funds, easement, exclusive agency licenses or leases and proceeds of any of the foregoing;

               (l) All sales agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into with respect to the sale to any purchasers of any part of the Land or any buildings or structures on the Land, together with all deposits and other proceeds of the sale thereof;

               (m) All rents, issues, profits, and revenues from the Mortgaged Property;

               (n) All substitutions and replacements of, and accessions and additions to, any of the foregoing; and

               (o) All proceeds of any of the foregoing, including, without limitation, proceeds of any voluntary or involuntary disposition or claim respecting any part thereof (pursuant to judgment, condemnation award or otherwise) and all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or proceeds thereof.

     AND the Mortgagor does hereby expressly covenant and agree as follows:

     I . Assignment of Rents and Profits. As further security for the payment of the Obligations and for the faithful performance of all the covenants, agreements, terms and provisions of this Mortgage, Mortgagor hereby sells, mortgages, transfers and assigns unto

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Mortgagee and grants Mortgagee a security interest in all the right, title and interest of the Mortgagor in and to the rents, issues, profits, revenues, royalties, rights and benefits from the above described property, and to that end Mortgagor hereby assigns and sets over unto the said Mortgagee all leases and licenses of said premises now made, executed or delivered, whether written or verbal, or to be hereafter made, be the same written or verbal, and Mortgagor does hereby authorize and empower the Mortgagee to collect said rents, issues, profits, revenues, royalties, rights and benefits, as they shall become due, and does hereby direct each and all of the tenants of the aforesaid premises to pay such rents, as they may now be due or shall hereafter become due to the said Mortgagee, upon demand for payment thereof by said Mortgagee; it being understood and agreed, however, that no such demand shall be made unless and until there has occurred an Event of Default hereunder; and until such demand is made, Mortgagor is authorized to collect or continue collecting said rents, issues, profits, revenues, royalties, rights and benefits; but that such privilege to collect or continue collecting, as aforesaid by the Mortgagor shall not operate to permit the collection of any rents more than thirty (30) days in advance of the date same are due under the terms and provisions of said lease or leases.

     2. After Acquired Property. The Lien of this Mortgage shall automatically attach, without further act, to all after acquired property located in or on, or attached to, or used or intended to be used in connection with or with the operation of the Mortgaged Property or any part thereof, and shall likewise automatically attach to any and all subsequent or additional interests Mortgagor may hereafter acquire in the Mortgaged Property.

     3. Payment of Obligations. Mortgagor covenants and agrees to pay the Obligations in accordance with their terms promptly as the principal and interest thereon shall become due.

     4. Maintenance of Property. Mortgagor shall maintain the Mortgaged Property in good condition and repair and shall neither permit nor allow waste thereof. Mortgagor shall promptly repair or restore any portion of the Mortgaged Property which is damaged or destroyed by any cause whatsoever and shall promptly pay when due all costs and expenses of such repair or restoration. Mortgagor shall not remove, demolish, or materially alter any improvement or fixture which is now or hereafter part of the Mortgaged Property and shall cut no timber on the Mortgaged Property without the express written consent of Mortgagee. Mortgagee shall be entitled to specific performance of the provisions of this paragraph.

     5.   Insurance. Mortgagor shall maintain with respect to all building,
improvements,   fixtures, and tangible personal property which are now or
hereafter part of the Mortgaged Property, fire and extended coverage insurance, including windstorm and hail, and earthquake insurance, and such other hazard insurance as Lender may require. If any portion of the Mortgaged Property is located in a federally designated flood plain, Mortgagor shall also obtain a flood insurance policy in the maximum amount available under the National Flood Insurance Act of 1968, but not to exceed the replacement value of all buildings and improvements located on the Mortgaged Property that are located in a federally designated flood plain. All such insurance shall be payable to Mortgagee as the interest of Mortgagee may appear pursuant to the New York standard form of mortgagee clause or such other form of mortgagee clause as may

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be required by the Mortgagee and shall not be cancelable by either the insurer or the insured without at least thirty (30) days prior written notice to the Mortgagee. Mortgagor shall keep the Mortgaged Property continuously insured as herein required and shall deliver to Mortgagee a copy of each policy of insurance required hereby together with a current certificate of insurance. Mortgagor shall pay each premium coming due on any such policy of insurance and will deliver to Mortgagee proof of such payment at least ten (10) days prior to the date such premium would become overdue or delinquent. Upon the expiration or termination of any such policy of insurance, Mortgagor shall furnish to Mortgagee at least ten (10) days prior to such expiration or termination a copy of a renewal or replacement policy of insurance meeting the requirements hereof together with a current certificate of insurance. If Mortgagor fails to insure the Mortgaged Property as herein required, Mortgagee may so insure the Mortgaged Property in the name of Mortgagor or in the name of Mortgagee or both, and the premiums for any such insurance obtained by Mortgagee shall be the obligation of Mortgagor and shall secured by this Mortgage. Upon foreclosure of this Mortgage, all right, title and interest of Mortgagor in and to any policy of insurance upon the Mortgaged Property which is in the custody of Mortgagee, including the right to unearned premiums, shall vest in the purchaser of the Mortgaged Property at foreclosure, and Mortgagor hereby appoints Mortgagee as the attorney in fact of Mortgagor to assign all right, title and interest of Mortgagor in and to any such policy of insurance to such purchaser. This appointment is coupled with an interest and shall be irrevocable.

     6. Proceeds of Insurance. Mortgagor hereby assigns to Mortgagee the right to collect and receive any indemnity payment otherwise owed Mortgagor upon any policy of insurance insuring any portion of the Mortgaged Property, regardless of whether Mortgagee is named in such policy as a person entitled to collect upon the same. So long as there has occurred no Event of Default hereunder, or any event which but for the lapse of time or the giving of notice would constitute an Event of Default, any indemnity payment received by Mortgagee from any such policy of insurance shall be applied in a manner reasonably determined by Mortgagee to the replacement, repair or restoration of the portion of the Mortgaged Property damaged or destroyed. Notwithstanding the foregoing, if at the time of payment of the insurance proceeds there has occurred an Event of Default which has not been cured or remedied as permitted hereunder, or if in the reasonable determination of Mortgagee the insurance proceeds, together with funds made available by Mortgagor for such purpose, are insufficient to replace, repair, or restore the Mortgaged Property, then Mortgagor may apply such proceeds to payment of any sum secured by this Mortgage in such order as Mortgagee may determine. No portion of any indemnity payment which is applied to replacement, repair or restoration of any portion of the Mortgaged Property or which may be released to Mortgagor shall be deemed a payment against any sums secured by this Mortgage.

     7. Taxes. Mortgagor shall pay all taxes, assessments and other charges which constitute or are secured by a lien upon the Mortgaged Property which is superior to the lien of this Mortgage and shall deliver to Mortgagee proof of payment of the same not less than ten (10) days prior to the date the same becomes delinquent; provided, however, that Mortgagor shall be entitled by appropriate proceedings to contest the amount of validity of such tax, assessment or charge so long as the collection of the same by foreclosure of the lien upon the Mortgaged

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Property is stayed during the pendency of such proceedings and Mortgagor deposits with the authority to which such tax, assessment or charge is payable or with the Mortgagee appropriate security for payment of the same, together with any applicable interest and penalties, should the same be determined due and owing. Mortgagor shall not claim, demand or be entitled to receive any credit or credits on the principal or interest payable under the terms of the Note or on any other Obligations secured hereby, for so much of the taxes, assessments or similar impositions assessed against the Mortgaged Property or any part thereof as are applicable to the indebtedness secured hereby or to Mortgagee's interest in the Mortgaged Property. No deduction shall be claimed from the taxable value of the Mortgaged Property or any part thereof by reason of the Note, this Mortgage or any other instrument securing the Note.

     8. Advances by Mortgagee Reimbursement. If Mortgagor fails to make payment for restoration or repair of the Mortgaged Property, for insurance premiums or for taxes, assessments or other charges as required in this Mortgage, Mortgagee may, but shall not be obligated to, pay for the same, and any such payment by Mortgagee will be secured by this Mortgage and have the same rank and priority as the principal debt secured hereby and bear interest from the date of payment at the rate provided in the Note. Payments made for taxes by Mortgagee shall be a first lien on the Mortgaged Property to the extent of the taxes so paid with interest from the date of payment, regardless of rank or priority of this Mortgage. Mortgagor shall pay to Mortgagee in cash on demand an amount equal to any payment made by Mortgagee pursuant to this paragraph plus interest thereon as herein provided.

     9. Extending Time for Payment. Mortgagee, without notice, and as often as it wishes to, may agree with any party obligated on the Obligations (or any of them), or having an interest in the Mortgaged Property, to renew or extend the time for payment of any part or all of the indebtedness secured hereby, without in any way affecting either the lien hereof or the liability of any other party.

     10. Events of Default. The term "Event of Default," wherever used in this Mortgage, shall mean any one or more of the following events:

          (a) The occurrence of a default under and as defined in the Note, the giving of any required notice, and the continuation of such default unremedied beyond any applicable grace period set forth in the Note.

          (b) The occurrence of an Event of Default under and as defined in that certain construction and term loan agreement of even date herewith between Mortgagor and Mortgagee, the giving of any required notice, and the continuation of such default unremedied beyond any applicable grace period set forth in such construction loan agreement.

          (c) Failure by the Mortgagor to pay within ten (10) days of the scheduled payment date any installment of principal and/or interest on the Obligations or any of them, including but not limited to the Note, or failure to pay taxes or insurance

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          when due, and the continuation of any such failure for ten (10) days after written notice thereof is provided thereof by Mortgagor to Mortgagee.

          (d) The sale, conveyance, transfer, mortgage, lease or encumbrance of all or any portion of the Mortgaged Property.

          (e) Failure by the Mortgagor to duly observe any other covenant, condition or agreement of the Obligations, or of this Mortgage, and the continuation of such failure for a period of thirty (30) days after written notice thereof is provided by Mortgagee to Mortgagor.

          (f) Default in the terms or conditions of any other mortgage which is a lien upon the Mortgaged Property, and the continuation of such default beyond any applicable grace period.

          (g) The discovery of any material amount of Hazardous Substance (as hereinafter defined) on the Mortgaged Property, which Mortgagee reasonably determines has a material, adverse effect on the value of the Mortgaged Property; provided, however, that the foregoing shall not be deemed to include petroleum products and related substances properly stored and used in the ordinary course of business operations on the Mortgaged Property, and shall further not be deemed to include minor spills of petroleum and related products having no material, adverse impact on the value of the Mortgaged Property.

          (h) The damage or destruction of a material portion of the Improvements, which damage or destruction is not promptly repaired or is not fully covered by insurance.

          (i) Mortgagor suffers or permits any lien, encumbrance, or security interest to arise or attach to the Mortgaged Property that is not promptly removed or satisfied, or any judgment is entered against Mortgagor that is not satisfied or appealed and stayed within thirty days.

          (j) Any lien for labor, material, taxes or otherwise shall be filed against the Mortgaged Property or any part thereof, which lien or liens shall not be discharged or released within thirty (30) days after the filing of such lien, whether by payment in satisfaction of such lien or securing such lien by surety bond.

11.  Consequences of Default.  If an Event of Default shall occur:

     (a) All of the indebtedness secured hereby shall become and be immediately due and payable at the option of the Mortgagee, without notice or demand, which are hereby expressly waived, and the Mortgagee may proceed to foreclose this Mortgage and sell the Mortgaged Property or otherwise pursue any right or remedy herein or by law provided. At the foreclosure,

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Mortgagee shall be entitled to bid and purchase the Mortgaged Property and shall be entitled to apply the debt secured hereby, or any portion thereof, in payment for the Mortgaged Property.

     (b) Irrespective of whether Mortgagee accelerates the maturity of all indebtedness secured hereby, or institutes foreclosure proceedings, Mortgagee shall be entitled to the appointment of a receiver to enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts necessary and appropriate for the operation and maintenance thereof including, but not limited to, the execution, cancellation or modification of leases, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management or maintenance of the Mortgaged Property, all on such terms as are deemed appropriate to protect the security of this Mortgage. The receiver shall be entitled to a reasonable fee for so managing the Mortgaged Property. All rents collected pursuant to this paragraph shall be applied first to the costs of taking control and managing the Mortgaged Property and collecting the rents, including but not limited to reasonable attorneys' fees, receiver's fees, premiums on receiver's bonds, costs of repair to the Mortgaged Property, premiums on insurance policies, taxes, assessments and other charges on the Mortgaged Property, and the costs of discharging any liability or obligation of Mortgagor as lessor or Landlord of the Mortgaged Property and then to the sums secured by this Mortgage. Mortgagee and the receiver shall have access to the books and records used in the operation and maintenance of the Mortgaged Property and shall be liable to account only for those rents actually received. Mortgagee shall not be liable to Mortgagor, anyone claiming under or through Mortgagor, or anyone having an interest in the Mortgaged Property by reason of anything done or left undone by Mortgagee under this paragraph. If the rents of the Mortgaged Property are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the rents, Mortgagee may at its sole option advance funds to meet the costs. Any funds expended by Mortgagee for such purposes shall become indebtedness of Mortgagor to Mortgagee secured by this Mortgage. Such funds shall be payable on demand by Mortgagee and shall bear interest at the rate provided in the Note. The entering upon and taking and maintaining of control of the Mortgaged Property by the Mortgagee or the receiver and the application of the rents as provided herein shall not cure or waive any default hereunder or invalidate any other right or remedy of Mortgagee hereunder.

     (c) The Mortgagee shall, in addition to all other rights and remedies, have the rights and remedies of a secured party under the Uniform Commercial Code, including without limitation, the right to take possession of the Additional Property, and for that purpose the Mortgagee may: (i) so far as the Mortgagor can give authority therefor, enter upon any premises on which the Additional Property may be situated and remove the same therefrom; (ii) take possession or control of the Additional Property and the premises on which it is located; (iii) require the Mortgagor to assemble all or any part of the Additional Property or records concerning the Additional Property and make such available to the Mortgagee at a place to be designated by the Mortgagee which is reasonably convenient to both parties; (iv) sell or otherwise dispose of all or any part of the inventory on any premises where then located without being liable to the Mortgagor on account of any loss, damage or depreciation that may occur as a result thereof so long as the Mortgagee shall act in a commercially reasonable manner; (v) use all trademarks, service marks, trade names, trade styles, logos, goodwill, trade secrets, franchises,

                                          9
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licenses and patents which the Mortgagor now has or may hereafter acquire, including the right to use or license the use of said marks, names, styles, logos and goodwill in connection with the sale of goods or the rendering of services, in the conduct of service, advertising, promotion and the like; and
(vi) lease or license third persons or entities for such purpose. Unless the Additional Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Mortgagee shall give to the Mortgagor at least thirty (30) days' prior written notice (which Mortgagor agree is "reasonable notification" within the meaning of Section 9-504 of the Uniform Commercial Code of the State of South Carolina) of the time and place of any public sale or any other intended disposition of the Additional Property is to be made.

     12. Marshalling of Assets. The Mortgagee shall not be required to marshal any present or future security for (including but not limited to this Mortgage, and the Mortgaged Property), or guaranties of, the Obligations or any of them, or to resort to such security of guaranties in any particular order; and all of the rights hereunder and in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Mortgagor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Mortgagee's rights under this Mortgage or under any other instrument evidencing any of the Obligations or under which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may the Mortgagor hereby irrevocably waives the benefits of all such laws.

     13. Costs and Expenses. All reasonable costs and expenses (including attorneys' fees) incurred or paid by the Mortgagee in connection with enforcement of the Obligations or the exercise by the Mortgagee of any of its rights or remedies hereunder, or in retaking, holding, preparing for sale and selling or otherwise realizing upon any of the Mortgaged Property, including, without limitation, the reasonable attorneys' fees and expenses of any attorney to whom this matter is referred (whether or not litigation is commenced), or for representation in proceedings under any bankruptcy or insolvency law, or in case the Mortgagee has become a party either as plaintiff or as defendant in any suit or legal proceeding in relation to the Mortgaged Property or the lien created herein, shall be repaid by the Mortgagor to the Mortgagee upon demand, with interest at the rate provided in the Note. In the event said expenses are not paid by the Mortgagor to the Mortgagee, they shall become part of the Obligations and shall be secured hereby.

     14. Interest. It is agreed that nothing herein contained nor any transaction related thereto shall be construed or so operate as to require the Mortgagor to pay interest at a rate greater than is now lawful in such case to contract for, or to make any payment or to do any act contrary to laws, that if any clauses or provisions herein contained operated or would prospectively operate to invalidate this Mortgage or the Note in whole or in part, then such clauses and provisions only shall be held for naught, as though not herein contained, and the remainder of this Mortgage shall remain operative and in full force and effect.

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


     15. Eminent Domain. The Mortgagee shall be entitled to receive and recover the entire award made in any eminent domain proceedings to the extent that the same does not exceed the amount necessary to pay in full all sums secured by the lien of this Mortgage.

     16. Transfer of Property. Mortgagor shall not sell, convey, transfer, mortgage, lease or further encumber, nor suffer or permit the sale, conveyance, transfer, mortgage, lease or encumbrance, whether voluntarily or by operation of law, of any interest in or any part of the Mortgaged Property, the rents and profits therefrom, or the Additional Property, without the prior written consent of Mortgagee. If any person or entity should obtain any interest in all or any part of the Mortgaged Property pursuant to the execution or enforcement any lien, security interest or other right, whether superior, equal or subordinate to this Mortgage or the lien hereof, such event shall unless otherwise provided herein be deemed to be a transfer by Mortgagor. Mortgagor shall not, without the prior written consent of the Mortgagee, further assign the rents from the Mortgaged Property nor enter into any agreement or do any act to amend, modify, extend, terminate or cancel, accept the surrender, subordinate, accelerate the payment of rent, or change the terms of any renewal option of any lease now or hereafter covering such property or any part thereof which would in each instance or in the aggregate materially affect the collateral or the operation of the Mortgagor or the Mortgaged Property or the ability of the Mortgagor to repay the Note.

     17. Further Assurances. The Mortgagor shall, at its sole expense, do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments, in each case in form and substance, satisfactory to the Mortgagee, relating to the creation, validity, or perfection of the mortgage lien and security interests provided for in this Agreement under the Uniform Commercial Code or other laws of the State of South Carolina or of any other state or states in which Mortgagor is doing business or in which any of the Mortgaged Property is located as the Mortgagee may from time to time reasonably request, and shall take all such other action as the Mortgagee may reasonably require more completely to vest in any and assure to the Mortgagee its rights hereunder or in any of the Mortgaged Property, including without limitation execution and delivery of financing statements which the Mortgagee deems appropriate to perfect and continue the security interest hereby granted; and the Mortgagor hereby irrevocably authorizes the Mortgagee, or its designee, at the Mortgagor's sole expense, to execute and file such financing statements, with or without the Mortgagor's signature, as the Mortgagee may deem appropriate. In the event that any recording or refiling (or the filing of any statement of continuation of any mortgage lien or financing statement) or any repledge, or any other action, is required at any time to protect and preserve such security interests, the Mortgagor shall, at its sole expense, cause the same to be done or taken at such time and in such manner as may be necessary and as may be reasonably requested by the Mortgagee.

     18. Inspections; Easement. Mortgagor hereby agrees that Mortgagee shall have the right, at any time during the term of this Mortgage, to conduct an environmental investigation of the Mortgaged Property, either itself or by or through designated agents and may exercise such rights from time to time, and in furtherance of such rights, Mortgagor hereby grants to Mortgagee, its successors and assigns, a non-exclusive limited easement over and across the

Mortgaged Property, and its subsurface, for access to the Mortgaged Property and for the purpose of conducting an environmental investigation of such Mortgaged Property, provided that any such investigation shall be conducted in such a manner as to not disrupt the Mortgagor's operations on the Mortgaged Property. The satisfaction of, or the release of a portion of the Mortgaged Property, shall evidence a termination of the easement granted herein in full, or as to the Mortgaged Property released, as the case may be. This easement is irrevocable so long as this Mortgage is outstanding.

     19. Environmental Covenants. The Mortgagor hereby covenants and agrees with Mortgagee as follows:

          (a) Mortgagor will not use, generate, manufacture, produce, store, release, discharge, or dispose of on, under or about the Mort-aged Property or transport to or from the Mortgaged Property any material amount of any Hazardous Substance (as defined herein) or allow any other person or entity to do so, and shall keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of any Environmental Law (as defined herein). Notwithstanding the foregoing, Mortgagor and its tenants may use and store petroleum and related products in the ordinary course of business operations on the Mortgaged Property, provided that such use and storage is in substantial compliance with applicable laws and regulations.

          (b) Mortgagor shall give prompt written notice to Mortgagee of: i) any material proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Substance (other than petroleum and related products properly stored and used in the ordinary course of business) on the Mortgaged Property, an adverse determination of which could have a material adverse affect on the value of the Mortgaged Property; ii) all material claims made or threatened by any third party against Mortgagor or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance, which if established, could have a material adverse affect on the value of the Mortgaged Property or the financial condition of Mortgagor or any tenant); and
iii) Mortgagor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any material restriction on the ownership, occupancy, transferability, or use of the Mortgaged Property under any Environmental Law.

     (c) Mortgagor shall protect, indemnify, and hold harmless Mortgagee, its directors, officers, employees, agents, successors, and assigns from and against any and all loss, damage, cost, expense, or liability (including attorneys' fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under, or about the Mortgaged Property including without limitation (i) all foreseeable consequential damages; and (ii) the costs of any required or necessary repair, cleanup or detoxification of the Mortgaged Property and the preparation and implementation of any closure, remedial, or other required plans. This indemnity shall survive the extinguishment of the lien by foreclosure or deed in lieu thereof, and this covenant shall survive such reconveyance or extinguishment.

     (d) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration, or other remedial work of any kind or nature (the "Remedial Work") is reasonably necessary or desirable under any applicable local, state, or federal law or regulation, any judicial order, or by any governmental or nongovernmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Mortgaged Property (or any portion thereof), Mortgagor shall within thirty (30) days after written demand for performance thereof by Mortgagee (or such shorter period of time as may be required under any applicable law, regulation, order, or agreement), commence to perform, or cause to be commenced, and thereafter diligently prosecuted to completion, all such Remedial Work. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by Mortgagee, and under the supervision of a consulting engineer approved in advance in writing by Mortgagee. All costs and expenses of such Remedial Work shall be paid by Mortgagor including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and Mortgagee's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Mortgagor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Mortgagee may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become part of the indebtedness secured hereby.

     (e) Mortgagee is authorized by itself, its agents, employees or workmen to enter at any reasonable time, after three (3) days prior notice, upon any part of the Mortgaged Property for the purposes of inspecting the same for Hazardous Substances and Mortgagor's compliance with this Section and such inspections may include, without limitation, soil borings. Mortgagor agrees to pay to Mortgagee, upon Mortgagee's demand, all expenses, costs or other amounts incurred by Mortgagee in performing any reasonably necessary inspection for the purposes set forth in this clause.

     (f) "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Mortgaged Property, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Sections 6901 et seq. The term "Hazardous Substances" shall include without limitation: i) those substances included within the definitions of "hazardous substances", "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.
C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws; ii) those substances listed in the United States Department of Transportation Table (49 CFR 172. 101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substance (40 CFR Part 302.4 and amendments thereto); iii) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations; and iv) any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to, Section 311 of the Clean Water Act, 33 U.S.C. 1251 et M. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317); (E) flammable explosives; or (F) radioactive materials.

     (g) Mortgagee and its successors and assigns are hereby granted an easement to enter, after three (3) days prior notice, and to authorize others to enter upon the Land for the purposes of conducting environmental investigations and audits (including taking physical samples) and such other action deemed necessary by Mortgagee to insure compliance by Mortgagor with all local, state or federal laws, rules or regulations. Mortgagor acknowledges that no adequate remedy at law exists for a violation of the easement granted herein and agrees that Mortgagee is entitled to specific performance of its rights under this easement. The easement granted herein shall continue until this Mortgage is cancelled or released of record.

     20. Environmental Representations and Warranties. To induce the Mortgagee to make the Loan evidenced by the Note, the Mortgagor makes the following representations and warranties:

               (a) The Mortgagor's business operations on the Mortgaged Property and the Mortgaged Property are in substantial compliance with all Environmental Laws;

               (b) There has been no material enforcement, clean up, remedial, removal, or other governmental or regulatory action, proceeding, or inquiry instituted with respect to the Mortgagor's business operations or the Mortgaged Property, except for minor spills of petroleum and related products having no material, adverse impact on the value of the Mortgaged Property;

               (c) There have been no material claims made or threatened by any third party against the Mortgagor relating to any damage, contribution, cost recovery compensation, loss, or injury resulting from any Hazardous Material used in the Mortgagor's business operation or located on the Mortgaged Property;

               (d)  No portion of the property consists of filled land; and

               (e) The property does not contain any Hazardous Materials, except for petroleum and related products properly stored and used in the ordinary course of business operations on the Mortgaged Property.

     21. Additional Assessments. The Mortgagor shall pay when due the cost of providing to Mortgagee, at Mortgagee's request from time to time, a then-current environmental site assessment, audit, or survey ("Assessment") of the Mortgaged Property which Assessment shall be prepared by an environmental auditor acceptable to Mortgagee, in Mortgagee's sole discretion; provided, however, that Mortgagee shall make such request no more frequently than once every third year unless the loan evidenced by the Note is being renewed, extended, modified, or accelerated, or unless Mortgagee is required by any law, regulation, order, or other directive from any regulatory agency having jurisdiction over Mortgagee to obtain any such Assessment more frequently than once a year.

     22. Governing Law. This instrument is to be governed by and construed in accordance with the laws of the State of South Carolina and each of the remedies provided for herein shall be cumulative so that the right of the Mortgagee to exercise one or more of such remedies shall not be construed to limit or preclude the right of the Mortgagee to exercise any other remedy or remedies set forth herein.

     23. No Waiver. No delay by Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any default hereunder.

     24. Miscellaneous. The covenants herein contained shall bind, and the benefits and advantages shall inure to the respective heirs, executors, administrators, successors and assigns of the parties hereto. Wherever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

     25. Benefits to Mortgagor. The undersigned Mortgagor represents to Mortgagee that the Mortgagor is benefitted by the loans evidenced by the Note, whether or not the Mortgagor is the obligor thereon, and that adequate and sufficient consideration has been given to Mortgagor for its execution and delivery of this Mortgage.
     26. Security Agreement. This Mortgage creates a lien on the Mortgaged Property, and to the extent the Mortgaged Property is not real property under applicable law this Mortgage constitutes a security agreement under the South Carolina Uniform Commercial Code and any other applicable law.

     27. No Derogation. The grant of a security interest to Mortgagee in the granting clauses of this Mortgage shall not be construed to derogate from or impair the lien or provisions of or the rights of Mortgagee under this Mortgage with respect to any property described therein which is real property or which the parties have agreed to treat as real property. The hereby stated intention of the Mortgagor and Mortgagee is that everything used in connection with the production of income from such real property or adapted for use thereon is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the land or the improvements thereon. If required by Mortgagee, at any time during the term of this Mortgage, Mortgagor will execute and deliver to Mortgagee, in form satisfactory to Mortgagee, additional security agreements, financing statements and/or other instruments covering all personal property or fixtures of Mortgagor which may at any time be furnished, placed on, or annexed or made appurtenant to the real property or used, useful or held for use, in the operation of the Improvements.

     28. Personal Property. As to any part of the Mortgaged Property constituting personal property, Mortgagee may proceed as to such personal property in accordance with Mortgagee's rights and remedies in respect to such property or sell the personal property separately and without regard to the remainder of the Mortgaged Property in accordance with Mortgagee's rights and remedies provided by the South Carolina Uniform Commercial Code as well as other rights and remedies available at law or in equity.

     29   Financing Statements.  With respect to those items of the Additional
Property which are or are to become fixtures related to the herein described real estate, this Mortgage shall constitute a financing statement filed as a fixture filing. The lien upon fixtures granted herein and perfected hereby shall be in addition to and not in lieu of any lien upon fixtures acquired under real property law.

     30. Notices. Whenever this Mortgage requires or permits any notice, request or demand by one party to the other, the notice, request or demand must be in writing and shall be deemed to have been given if it is enclosed in an envelope addressed to the party to be notified at the address stated below (or such other address as may have been designated by written notice) properly stamped, sealed, and deposited in the United States mail as certified or registered mail, return receipt requested. The address of each party for the purposes of this Section are as follows:

          If to the Mortgagor:  StarMet CMI Corporation
                                P. 0. Box 1366 Barnwell
                                SC 29812
                                Attn:

          If to the Lender:     Palmetto Federal Savings Bank Of S.C.
                                Post Office Box 1116
                                Aiken, South Carolina 29802
                                Attn: Frank Townsend

     31. Mortgagor Information. The Mortgagor shall maintain full and correct books and records showing in detail the earnings and expenses of the Mortgaged Property and shall permit or cause the Mortgagor to permit the Mortgagee and its representatives of examine said books and records and all supporting vouchers and data at any time and from time to time upon reasonable request by the Mortgagee.

     32. Satisfaction and Release of Assignment of Rents. The release of all or any part of the Mortgaged Property from the lien of this Mortgage shall be deemed a release of such property from the lien of the Assignment of Leases, Rents, and Profits and Security Agreement of even date herewith executed by the Mortgagor in favor of the Mortgagee.

     33. Severability. If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Mortgage except that if such provision relates to the payment of any monetary sum, then, Mortgagee may, at its option, declare the indebtedness and all other sums secured hereby immediately due and payable.

     34. Construction Mortgage. This Mortgage secures an obligation incurred for the construction of an improvement on land and is intended to be a "construction mortgage" as defined in S.C. Code Ann. Section 36-9-313, as amended.

     35. Instrument Under Seal. This Mortgage is intended to be and shall be construed as an instrument under seal.

     36. WAIVER OF STAY. IN THE EVENT OF THE COMMENCEMENT OF BANKRUPTCY PROCEEDINGS BY OR AGAINST THE MORTGAGOR, TO THE EXTENT PERMITTED BY LAW, MORTGAGOR HEREBY WAIVES THE BENEFIT OF THE AUTOMATIC STAY PROVIDED FOR BY 11 U.S.C. Section 362 AND/OR ANY STAY, INJUNCTION, OR RESTRAINING ORDER ISSUED PURSUANT TO 11 U.S. C. Section 105 OR OTHERWISE. TO THAT END, MORTGAGOR AGREES THAT IT WILL NOT SEEK OR ASSERT ANY SUCH STAY, INJUNCTION, OR RESTRAINING ORDER AND MORTGAGOR HEREBY IRREVOCABLY CONSENTS TO AND AGREES NOT TO OPPOSE THE MODIFICATION OF ANY SUCH STAY TO ALLOW FOR THE ENFORCEMENT BY MORTGAGEE OF THIS MORTGAGE AND THE FORECLOSURE OR OTHER REALIZATION UPON THE COLLATERAL PROVIDED FOR HEREIN.

     37. WAIVER OF JURY TRIAL. MORTGAGOR, ANY OTHER OBLIGORS, AND THE MORTGAGEE EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS NOTE, THE OBLIGATIONS, THE CONDUCT OF THE RELATIONSHIP BETWEEN MORTGAGEE AND MORTGAGOR, AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN MORTGAGEE AND ANY OBLIGORS. ANY LITIGATION ARISING HEREUNDER OR RELATED HERETO MAY BE TRIED BY THE SOUTH CAROLINA COURTS FOR BARNWELL COUNTY OR THE FEDERAL COURTS OF SOUTH CAROLINA, MORTGAGOR HEREBY CONSENTS TO THE JURISDICTION OF SUCH COURTS.

     38. WAIVER OF APPRAISAL RIGHTS. The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

          IN WITNESS WHEREOF, the Mortgagor has hereunto set its Hand and Seal as of the date first written above.

/s/ Miles Loadholt                      STARMET CMI CORPORATION
------------------------

                                        By: /s/ James M. Spiezio
------------------------                   --------------------------
                                           James M. Spiezio
                                           CFO


SOUTH CAROLINA

BARNWELL COUNTY

     I, Miles Loadholt, Notary Public for South Carolina, do hereby certify that Starmet CMI Corporation a Delaware Corporation, by James M. Spiezio its Chief Financial Officer, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

     Witness my hand and official seal this the 20th day of March, 1998


                                        /s/ Miles Loadholt
                                        -----------------------------
                                        Notary Public for South Carolina

                                        My Commission Expires:
                                                              ----------------

                                     "EXHIBIT A"


THIS IS AN ADDENDUM ATTACHED TO AND MADE A PART OF A REAL ESTATE MORTGAGE FROM STARMET CMI CORPORATION TO PALMETTO FEDERAL SAVINGS BANK OF SOUTH CAROLINA DATED MARCH 20, 1998.



All that certain tract of land, with improvements thereon, containing 270 acres, situate in Barnwell (Red Oak) School District, County of Barnwell, State of South Carolina, and being more fully shown and delineated on plat prepared for Carolina Metals, Inc. by J. J. Foy & Associates, R.L.S., dated November 18, 1981, and recorded in Plat Cabinet A, Slide 1, at Page 6, in the office of the Clerk of Court for Barnwell County, which plat is incorporated into this description by reference thereto and to which plat reference is made by a metes and bounds description of said land. Said tract is bounded generally, now or formerly, as follows: North by lands of Catawba Newsprint Company; East by S.C. Highway S-6-80; South by lands of the Harper Estate and lands of Catawba Newsprint Company; and West by lands of the United States Atomic Energy Commission.


Being the same premises conveyed to Carolina Metals, Inc., now known as StarMet CMI Corporation, by deed of Catawba Newsprint Company dated November 20, 1981, and recorded November 23, 1981, in Deed Book 16-L, a Page 34, in the office of the Clerk of Court for Barnwell County.